Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 12, 2020 is made by and among CSI Compressco LP, a Delaware limited partnership (the “Company”), CSI Compressco Finance Inc., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”) the Guarantors signatory hereto (the “Guarantors”) and U.S. Bank, National Association, as trustee (the “Trustee”).

Recitals:

WHEREAS, the Issuers, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 4, 2014 (as amended, supplemented or modified from time to time, the “Indenture”), providing for the issuance of an aggregate principal amount of $350,000,000 of 7.25% Senior Notes due 2022 of the Issuers (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that with the consent of the holders (the “Holders”) of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”), the Issuers, the Guarantors and the Trustee may amend the Indenture and the Notes, subject to certain exceptions specified in Section 9.02 of the Indenture;

WHEREAS, on April 17, 2020, the Issuers distributed a Confidential Offering Memorandum and Consent Solicitation Statement (as amended, modified, or supplemented as of the date hereof, the “Offering Memorandum”) to each Holder;

WHEREAS, as of the date hereof, there were $295,930,000 in aggregate principal amount of Notes outstanding;

WHEREAS, the Issuers have obtained the Requisite Consents to amend the Indenture as set forth in the Offering Memorandum (the “Amendments”);

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary partnership or corporate action, as applicable, on the part of each Issuer;

NOW THEREFORE, each party agrees for the benefit of the other parties and for the equal and ratable benefit of all Holders, as follows:

Agreement:

Section 1. Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein have the meanings given to them in the Indenture.

Section 2. Amendments.

2.1 Amendment of Certain Sections of the Indenture. The Indenture is hereby amended by deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety:

•	Except to the extent required by Section 314(a) of the TIA, Section 4.03 (Reports);

•	Section 4.07 (Restricted Payments);
•	Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries);
•	Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock);
•	Section 4.10 (Asset Sales);
•	Section 4.11 (Transactions with Affiliates);
•	Section 4.12 (Liens);
•	Section 4.14 (Offer to Repurchase Upon Change of Control);
•	Section 4.15 (Additional Note Guarantees);
•	Section 5.01(a)(3) and (4) (Merger, Consolidation or Sale of Substantially All Assets); and
•	Section 6.01(6) and (7) (Events of Default).

2.2 Amendment of Definitions in the Indenture. Sections 1.01 and 1.02 of the Indenture are hereby amended to delete in their entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Section 2.1.

Section 3. Miscellaneous.

3.1 Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Issuers, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder holding Notes that have been heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the exchange by the Issuers, pursuant to the Offering Memorandum, of at least a majority in aggregate principal amount of the outstanding Notes, with the result that the amendments to the Indenture and the Notes effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such exchange shall not occur. The Company shall provide notice to the Trustee promptly after the occurrence of such exchange.

3.2 Notices. All notices and other communications to the Issuers, the Guarantors and the Trustee shall be given as provided in the Indenture.

3.3 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

3.4 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

3.5 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

3.6 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.7 The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

3.8 Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

3.9 Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Blank — Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and the year first written above.

Issuers:

CSI COMPRESSCO LP

By:  CSI Compressco GP Inc.,

its general partner

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Chief Financial Officer

CSI COMPRESSCO FINANCE INC.

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Chief Financial Officer

Guarantors:

CSI COMPRESSCO SUB INC.

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Chief Financial Officer

CSI COMPRESSCO OPERATING LLC

By:  CSI Compressco LP,

        its sole member

By:  CSI Compressco GP Inc.,

        its general partner

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Chief Financial Officer

[Signature Page to Supplemental Indenture]

CSI COMPRESSCO FIELD SERVICES INTERNATIONAL LLC

By:  CSI Compressco Operating LLC,

        its sole member

By:  CSI Compressco LP,

        its sole member

By:  CSI Compressco GP Inc.,

        its general partner

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Chief Financial Officer

CSI COMPRESSCO INTERNATIONAL LLC

By:  CSI Compressco Operating LLC,

        its sole member

By:  CSI Compressco LP,

        its sole member

By:  CSI Compressco GP Inc.,

        its general partner

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Chief Financial Officer

CSI COMPRESSCO HOLDINGS LLC

By:  CSI Compressco Operating LLC,

        its sole member

By:  CSI Compressco LP,

        its sole member

By:  CSI Compressco GP Inc.,

        its general partner

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Chief Financial Officer

[Signature Page to Supplemental Indenture]

CSI COMPRESSCO LEASING LLC

By:  CSI Compressco Operating LLC,

        its sole member

By:  CSI Compressco LP,

        its sole member

By:  CSI Compressco GP Inc.,

        its general partner

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Chief Financial Officer

CSI COMPRESSION HOLDINGS, LLC

By:  CSI Compressco Sub Inc.,

        its sole member

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Chief Financial Officer

ROTARY COMPRESSOR SYSTEMS, INC.

By:  /s/ Elijio V. Serrano

Name: Elijio V. Serrano

Title:   Vice President - Finance

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:  /s/ Michael K. Herberger

Name:  Michael K. Herberger

Title:    Vice President

[Signature Page to Supplemental Indenture]